Exhibit 5.1

January 29, 2026

Re:  Orrstown Financial Services, Inc.

Orrstown Financial Services, Inc.
4750 Lindle Road
Harrisburg, PA 17111

Ladies and Gentlemen:

We have acted as counsel to Orrstown Financial Services, Inc., a Pennsylvania corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to Two Hundred Million ($200,000,000) aggregate offering price of: (i) shares of common stock, no par value (the “Common Stock”); (ii) shares of preferred stock, par value $1.25 per share, in one or more series or classes (the “Preferred Stock”); (iii) depositary shares representing a fraction of a share of the applicable series or class of Preferred Stock (the “Depositary Shares”); (iv) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated securities (the “Debt Securities”) to be issued pursuant to one or more Indentures between the Company and a trustee or bank to be named (the “Trustee”), which may be supplemented for any series of Debt Securities (the “Indenture”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (vi) contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Purchase Contracts”); or (vii) units composed of one or more of the foregoing (the “Units”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities”. Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Units may be exchangeable and/or settled into the Securities comprising the Units.

           In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

          Except to the extent we opine as to the binding effect of certain documents as set forth in paragraphs 3, 4, 5, 6 and 7 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

4201 E. PARK CIRCLE  |  HARRISBURG, PA 17111  |  717•308•9910  |  PILLARAUGHT.COM

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.       (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the offer, issuance and sale of Common Stock, (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation, as amended (the “Articles”), then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon the exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such exercise or conversion as approved by the Board), will be validly issued, fully paid and nonassessable.

2.       (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Articles and Bylaws, as amended (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, (b) assuming that an appropriate Statement with Respect to Shares and certificate of designation constituting an amendment to the Articles relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the Commonwealth of Pennsylvania, (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Articles, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon the exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such exercise or conversion as approved by the Board), will be validly issued, fully paid and nonassessable.

3.      (a) When the deposit agreement relating to the Depositary Shares has been duly authorized (the “Deposit Agreement”), executed and delivered by the parties thereto, (b) when the issuance and sale of the Depositary Shares have been duly authorized by the Company and duly established in conformity with the Articles, Bylaws, applicable law and the related Deposit Agreement,  (c) assuming the terms of paragraph 2 above have been complied with and (d) when the depositary receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related Deposit Agreement and issued against deposit of the Preferred Stock and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the related Deposit Agreement, the depositary receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitled the holders thereof to the rights specified in the Depositary Shares and the related Deposit Agreement.

4.       (a) When the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Debt Securities (including any Debt Securities issued in exchange or in settlement of Units that are exchangeable or settled into Debt Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

5.       (a) When a warrant agreement relating to the Warrants has been duly authorized (the “Warrant Agreement”), executed and delivered and the Warrants and the securities of the Company for which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Articles and Bylaws and the Warrant Agreement, (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

6.       With respect to any Purchase Contracts to be issued, when (a) such Purchase Contracts have been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Purchase Contracts and their underlying Securities, the terms of the offering thereof and related matters; (c) the terms of the Purchase Contracts and of their issuance and sale have been established so as to not violate any applicable law or the Company’s Articles of Incorporation or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) the Purchase Contracts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    (a) When a unit agreement relating to the Units has been duly authorized (the “Unit Agreement”), executed and delivered and the Units have been duly authorized by the Company’s Board of Directors, (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (d) assuming that the terms of the Units and the Unit Agreements as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (e) assuming that the Units and the Unit Agreements as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of the Company.

The opinions set forth in paragraphs 3, 4, 5, 6 and 7 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial; and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Deposit Agreement for the Depositary Shares, under the Indenture for the Debt Securities, under the Warrant Agreement for any Warrants, under the Purchase Contract for any Purchase Contracts, and under the Unit Agreement for any Units, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Deposit Agreement, Indenture, Warrant Agreement, Purchase Contract or Unit Agreement, as applicable; that such Deposit Agreement, Indenture, Warrant Agreement, Purchase Contract or Unit Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Deposit Agreement, Indenture, Warrant Agreement, Purchase Contract or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement, Indenture, Warrant Agreement, Purchase Contract or Unit Agreement, as applicable.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Our opinion is limited to the federal laws of the United States, the laws of the Commonwealth of Pennsylvania and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (A) you will advise us in writing of the terms thereof and (B) you will afford us an opportunity to (y) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Pillar Aught LLC